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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

☒
Current report pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934.

Date of Report
(Date of earliest event reported)
 September 3, 2002

KEY PRODUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

A Delaware Corporation	File Number 001-11769

IRS Employer No. 84-1089744

707 Seventeenth Street, Suite 3300
Denver, Colorado 80202
(Address of principal executive offices)

Telephone Number (303) 295-3995
(Registrant's telephone number)

Not applicable
(Former name and address)

ITEM 5. OTHER EVENTS

        Key Production Company, Inc. (NYSE: KP) announced its special meeting of stockholders to be held for the purpose of voting on the Plan of Merger, dated as of February 23, 2002, on September 20, 2002 at 10:00 a.m., MDT, at the University Club in Denver, Colorado. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

c.
Exhibits

Exhibit No.	Description
99.1	Press Release

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2002	KEY PRODUCTION COMPANY, INC.
	By:	/s/ PAUL KORUS Paul Korus Chief Financial Officer

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  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
Signatures